Exhibit 99.3

PAR PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Unaudited pro forma condensed combined consolidated financial statements giving effect to the consummation of the transactions contemplated by the Contribution Agreement, and accompanying notes thereto, are included as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference. As further described in Exhibit 99.3, the pro forma condensed combined consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission using the acquisition method of accounting and are based on the historical financial statements of the Company after giving effect to the consummation of the transactions contemplated by the Contribution Agreement as if such transactions had occurred on January 1, 2012. Immediately following the consummation of this transaction, the Company emerged from bankruptcy and is adopting fresh start reporting which may change the effects of this transaction as reported in the Form 8-K.

These unaudited pro forma condensed combined consolidated financial statements are presented for informational purposes only and are not intended to represent and may not be indicative of operating results or financial position that would have occurred had the transactions contemplated by the Contribution Agreement been consummated as of January 1, 2012, nor are such financial statements intended to represent and they may not be indicative of future operating results or financial position of the Company. These unaudited pro forma condensed combined consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2011, and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as well as in conjunction with the Company’s unaudited consolidated financial statements and accompanying notes as of and for the quarterly periods ended March 31, 2012 and June 30, 2012, and the MD&A included in the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012.

PAR PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

COMBINED BALANCE SHEET

June 30, 2012

(in thousands)

ASSETS	As Reported June 30, 2012	Pro Forma Adjustments			Pro Forma June 30, 2012
Current assets:
Cash and cash equivalents	$4,356	$22,458	(b	)	$26,814
Trade accounts receivable, net of allowance for doubtful accounts of $254	1,028	—			1,028
Prepaid assets	3,416	—			3,416
Prepaid reorganization costs	1,296	—			1,296

Total current assets	10,096	22,458			32,554

Property and equipment:
Oil and gas properties, successful efforts method of accounting:	764,840	(745,967)	(a	)	18,873
Other	71,582	(63,954)	(a	)	7,628

Total property and equipment	836,422	(809,921)			26,501

Less accumulated depreciation and depletion	(485,736)	460,709	(a	)	(25,027)

Net property and equipment	350,686	(349,212)			1,474

Long-term assets:
Investments in unconsolidated affiliates	3,657	—			3,657
Investment in Piceance Energy, LLC	—	216,000	(c	)	216,000
Other long-term assets	313	—			313

Total long-term assets	3,970	216,000			219,970

Total assets	$364,752	$(110,754)			$253,998

LIABILITIES AND EQUITY
Current liabilities:
Liabilities not subject to compromise:
Debtor in possession financing	$51,742	$(51,742)	(b	)	$—
Accounts payable	3,405				3,405
Other accrued liabilities	1,492				1,492
Accrued reorganization and trustee expense	3,131				3,131

Liabilities subject to compromise:
7% Senior notes	115,000				115,000
3 3/4% Senior convertible notes	150,000				150,000
Accounts payable	8,627				8,627
Other accrued liabilities	4,990				4,990

Total current liabilities	338,387	(51,742)			286,645

Long-term liabilities::
Liabilities not subject to compromise:
Asset retirement obligations	3,620	(3,568)	(a	)	52

Total liabilities	342,007	(3,568)			286,697

Equity:
Preferred stock, $0.01 par value; authorized 3,000,000 shares, none issued	—	—			—
Common stock, $0.01 par value; authorized 200,000,000 shares issued 28,783,190 shares at June 30, 2012	288				288
Additional paid-in capital	1,643,285		(a,b,c	)	1,643,285

Accumulated deficit	(1,620,828)	(55,444)	(a,b,c	)	(1,676,272)

Total Delta stockholders’ equity	22,745	(55,444)			(32,699)

Total liabilities and equity	$364,752	$(110,754)			$253,998

PAR PETROLEUM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2012

(In thousands, except per share amounts)

	As Reported June 30, 2012	Pro Forma Adjustments			Pro Forma June 30, 2012
Revenue:
Oil and gas sales	$17,613	$(13,945)	(d	)	$3,668

Operating expenses:
Lease operating expense	6,815	(4,187)	(d	)	2,628
Transportation expense	5,286	(5,286)	(d	)	—
Production taxes	799	(3,707)	(d	)	(2,908)
Exploration expense	1	—			1
Dry hole costs and impairments	1	—			1
Depreciation, depletion, amortization and accretion	10,226	(9,380)	(d	)	846
General and administrative expense	7,745	—			7,745

Total operating expenses	30,873	(22,560)			8,313

Operating loss	(13,260)	8,615			(4,645)

Other income and (expense):
Interest expense and financing costs, net	(4,862)	—			(4,862)
Other income	(10)	—			(10)
Loss from Piceance Energy, LLC		(3,236)	(e	)	(3,236)
Income from unconsolidated affiliates	9	—			9

Total other expense	(4,863)	(3,236)			(8,099)

Loss from operations before income taxes reorganization items	(18,123)	5,379			(12,744)
Income tax expense (benefit)	—				—

Loss from operations	(18,123)	5,379			(12,744)
Reorganizational items
Professional fees and administrative costs	11,635	—			11,635
(Gain) loss on settlement of liabilities	(383)	—			(383)

Net loss attributable to Delta common stockholders	$(29,375)	5,379			(23,996)

Basic loss attributable to Delta common stockholders per common share:	$(1.02)	$0.19			$(0.83)

Diluted loss attributable to Delta common stockholders per common share:	$(1.02)	$0.19			$(0.83)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Summary of Piceance Energy, LLC Contribution Agreement Transactions

The unaudited pro forma condensed combined consolidated financial statements were prepared in accordance with Securities and Exchange Commission Regulation S-X Article 11, using the acquisition method of accounting, and are based on the historical financial statements of Par Petroleum Corporation (“the Company”) after giving effect to entering into a limited liability company agreement for Piceance Energy and the oil and gas properties contributed by the Company and Laramie Energy II, LLC to consummate the Company’s reorganization under the Bankruptcy Code. The Company has preliminarily determined to consider its 33.34% investment in Piceance Energy, LLC to be accounted for as an equity investment. Immediately following the consummation of this transaction, the Company emerged from bankruptcy and has adopted fresh start reporting which may change the effects of this transaction as reported in this Form 8-K.

The unaudited pro forma condensed combined consolidated statements of operations for the six months ended June 30, 2012 are presented as if the transaction had occurred on January 1, 2012.

On the effective transaction date Par Petroleum Corporation contributed oil and gas properties with a net book value of $349 million to Piceance Energy, LLC. In exchange for the assets contributed, the Company received a 33.34% interest in Piceance Energy, LLC and $74.2 million. Laramie Energy II, LLC contributed oil and gas properties with a net book value of $283 million and received 66.66% interest in Piceance Energy, LLC and $25 million.

The interest percentages for each entity were determined using a valuation of assets computed from a January 1, 2012 reserve analysis of the value of the oil and gas properties being contributed by each entity.

The fair value of the Company’s equity investment in the June 30, 2012 Pro Forma Balance Sheet has been estimated based on a reserve analysis of the value of the oil and gas properties as of June 30, 2012.

2.	Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by Par Petroleum Corporation. Immediately following the consummation of this transaction, the Company emerged from bankruptcy and has adopted fresh start reporting which may change the recorded effects of this transaction.

3.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated balance sheets and the pro forma condensed combined consolidated statement of operations are as follows:

Description:

(a) Represents net adjustments to oil and gas properties and related depreciation, depletion and amortization for the assets contributed to Piceance Energy, LLC.

(b) Represents $74.2 million cash received from Piceance Energy, LLC per the Contribution Agreement and immediate payoff of the Company’s debtor in possession credit facility.

(c) Represents the estimated initial value of the Company’s investment in Piceance Energy, LLC.

(d) Represents adjustments removing the revenue and operating expenses directly related to operations from the oil and gas properties for the properties contributed to Piceance Energy, LLC from continuing operations.

(e) Represents the loss for the six months ended June 30, 2012 from the pro forma combined oil and gas operations of Piceance Energy, LLC.

4.	Fresh Start Accounting

The adoption of fresh start accounting will result in a new reporting entity. All of the new entity’s assets and liabilities will be recorded at their estimated fair values upon the Effective Date and the Predecessor Company’s retained deficit and accumulated other comprehensive income will be eliminated. Under the Plan, Delta’s priority non-tax claims and secured claims will be unimpaired in accordance with section 1124(1) of the Bankruptcy Code. Each general unsecured claim and noteholder claims will receive its pro rata share of new common stock of Par Petroleum in full satisfaction of its claims.

In accordance with fresh start accounting, the Company will record the debt and equity at fair value utilizing the total enterprise value of approximately $176 million, which was determined in conjunction with the confirmation of the Plan in part based on a set of financial projections for the post-emergence entity. The enterprise value was dependent upon achieving the future financial results set forth in the Company’s projections, as well as the realization of certain other assumptions. These projections were prepared in connection with the Plan and the Bankruptcy Cases. The projections were based on information available to the Company and assumptions known to the Company. Projections are inherently subject to uncertainties and risks and the Company’s actual results and financial condition will likely vary from those contemplated by the projections and other financial information provided to the Bankruptcy Court.